Exhibit 10.6
Guaranty
     This Guaranty (this “Guaranty”) dated as of April 29, 2010, by Greenbrier Leasing Company LLC, an Oregon limited liability company (the “Guarantor”) is for the benefit of the Beneficiary (as defined below).
     Whereas, Guarantor is the sole member of Greenbrier Management Services LLC, an Oregon limited liability company (the “Manager”); and
     Whereas, Manager and WL Ross-Greenbrier Rail I LLC, a Delaware limited liability company (the “Beneficiary”), have entered into the Railcar Remarketing and Management Agreement dated as of April 29, 2010 (the “Agreement”), pursuant to which Manager will provide certain services to Beneficiary;
     Now, Therefore, for good and valuable consideration, receipt of which is hereby acknowledged, the Guarantor agrees with the Beneficiary as follows:
Article I
Defined Terms
     Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement.
Article II
Representations of the Guarantor
     Section 2.01. Representations and Warranties. The Guarantor represents and warrants that the Guarantor is a limited liability company duly organized and validly existing in good standing under the laws of the State of Oregon. The execution, delivery and performance of this Guaranty are within the Guarantor’s powers and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, liquidation or similar laws and equitable principles affecting the rights of creditors generally. The execution, delivery and performance of this Guaranty do not and will not conflict with or result in any violation of or default under any provision of the charter documents or the by-laws of the Guarantor or any instrument, law, rule or regulation applicable to the Guarantor, do not and will not result in violation of any judgment or order applicable to the Guarantor or require the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to any requirement of law or contractual obligation of the Guarantor and do not and will not require any consent, approval or authorization of, or registration or filing with, any governmental authority. As of the date hereof, there are no pending or, to the knowledge of the Guarantor, threatened actions or proceedings before any court or administrative agency or arbitrator that would adversely affect the ability of the Guarantor to perform its obligations hereunder, with the exception of those threatened by Babcock & Brown Rail Management LLC and related entities relating to an existing railcar service agreement and reporting mark ownership which we believe are without merit.
Article III
Guaranty
     Section 3.01. Guaranty of the Manager’s Obligations. The Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiary, as primary obligor and not merely as surety, the due and punctual performance of all of the obligations of the Manager arising under or pursuant to the Agreement (the “Obligations”). Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to performance of all obligations which constitute part of the Obligations and would be owed by the Manager under the Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving the Manager.
     Section 3.02. Guaranty Absolute. The Guarantor guarantees that the Obligations will be performed in accordance with the terms of the Agreement, regardless of any law, regulation or order now or hereafter in effect affecting any of such terms or the rights of the Beneficiary, the Guarantor, or the Manager with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Manager or whether the Manager is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
     (i) any change in the time, manner or place of performance of all or any of the Obligations;
     (ii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;
     (iii) any change, restructuring or termination of the limited liability company structure or existence of the Manager or the Guarantor, or any bankruptcy, insolvency, reorganization or other similar proceedings affecting the Manager, or the assets of the Manager;
     (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Manager or a guarantor thereof;

     (v) any extension, indulgence or renewal with respect to any obligation of the Manager under the Agreement;
     (vi) any modification of, or amendment or supplement to, the Agreement;
     (vii) any furnishing or acceptance of additional security or any release of any security; or
     (viii) any waiver, compromise, consent or other action or inaction, or any exercise or non-exercise of any right, remedy or power with respect to the Manager.
     Section 3.03. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Manager or any other person or entity or any collateral. This is a guaranty of performance, not collection. The obligations of the Guarantor hereunder are absolute, present and continuing obligations which are not conditional upon the institution of suit against or the exercise of any remedies against the Manager, or any attempt to foreclose or realize upon any security for obligations of the Manager or the taking of any other action with respect to the Manager.
     Section 3.04. No Waiver; Remedies. No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Article IV
Jurisdiction
     Section 4.01. Consent to Jurisdiction. The Guarantor hereby irrevocably submits to the jurisdiction of and venue in, federal and/or state courts located in the County of New York, State of New York for any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court.
Article v
Amendments
     Section 5.01. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Article VI
Notices
     Section 6.01. Addresses for Notices. All notices required or permitted by the terms hereof shall be in writing. Any written notice shall become effective when actually received or, if earlier and regardless of whether actually received or not, three days after deposit in the United States mail, registered or certified mail, postage prepaid, return receipt requested, or by facsimile, addressed to the party to whom notice is sent. Any written notice to the Beneficiary shall be directed to the Beneficiary at the address set forth in the Agreement, or to such other address or telex or telecopy number as the Beneficiary may designate by written notice given to the Guarantor. Any written notice to the Guarantor shall be directed to the Guarantor at its address at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, Attn: General Counsel, or to such other address or telex or telecopy number as the Guarantor may designate by written notice given to the Beneficiary.
Article VII
Miscellaneous
     Section 7.01. Miscellaneous. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until satisfaction in full of the Obligations or the date of the transfer of all of the Manager’s interests in the Agreement to a successor assignee pursuant to an assignment and assumption agreement in accordance with the Agreement, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Beneficiary and its successors, assignees and assigns. Without limiting the generality of the foregoing clause (iii), upon the Beneficiary’s assignment or other transfer of all or any portion of its rights and obligations under the Agreement in accordance therewith to any other person or entity, such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Beneficiary herein or otherwise. The Guarantor agrees to pay all costs and expenses (including reasonable legal fees and expenses) incurred by or on behalf of the Beneficiary in connection with the enforcement of the Guarantor’s obligations under this Guaranty. To the fullest extent permitted by law, any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions and without affecting the validity or enforceability of such provision in any other jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.
The Senior Lenders and the Security Trustee are express third party beneficiaries of this guaranty; provided, however, that they shall not have rights of enforcement in connection with a

Termination Event until such time as any cure period pertaining to the Termination Event has passed without cure having been effected.
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     The undersigned has caused this Guaranty to be executed as of the date first set forth above.

Greenbrier leasing company llc
By:	/s/ James T. Sharp
	Name:	James T. Sharp
	Title:	President